SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE MANITOWOC COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee	paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE MANITOWOC COMPANY, INC.

Supplement Dated April 16, 2004

to Proxy Statement Dated April 8, 2004

The following replaces Section 2 of our Proxy Statement previously circulated in connection with the May 4, 2004 annual meeting of shareholders. The Proxy Statement overstated by 3,000,000 the number of securities reserved for issuance upon the exercise of outstanding options, warrants and rights reflected in the table in the second and third lines of column (a).

2. EQUITY	COMPENSATION PLANS

The following table summarizes, as of December 31, 2003, the number of shares of the Company’s common stock that may be issued under the Company’s equity compensation plans pursuant to which grants of options, warrants and rights to acquire shares may be made from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Numbers of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans not approved by security holders (1)(3)	1,954,322 (2)	$24.34 (2)	148,506 (2)

Equity compensation plans approved by security holders (4)	124,375 (2)	$26.14 (2)	3,063,125 (2)

Total (3)	2,078,697		3,211,631

(1)	Consists of the Company’s 1995 Stock Plan and Deferred Compensation Plan. For a description of the key provisions of those plans, see the discussion contained herein in Item 9 – Report of the Compensation Committee on Executive Compensation, under the headings “1995 Stock Plan” and “Deferred Compensation Plan” and the discussion contained herein in Item 4 – Compensation of Directors.

(2)	Column (a) does not include 141,377 common stock units issued under the Deferred Compensation Plan. Each common stock unit represents the right to receive one share of Company common stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the common stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the common stock units. As a result, the weighted-average exercise price in column (b) is calculated solely on the basis of outstanding options issued under the 1995 Stock Plan, the 1999 Non-Employee Director Stock Option Plan, and the 2003 Incentive Stock and Awards Plan, and does not take into account the common stock units issued under the Deferred Compensation Plan. The operation of the Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company common stock to meet the needs of the plan. Accordingly, since there is no specific number of shares reserved for issuance under the Deferred Compensation Plan, column (c) includes only those shares remaining available for issuance under the 1995 Stock Plan, the 1999 Non-Employee Director Stock Option Plan and the 2003 Incentive Stock and Awards Plan.

(3)	Does not include the 68,469 shares underlying the outstanding stock options issued under the Grove Investors, Inc. 2001 Stock Incentive Plan, which were assumed by the Company in connection with the acquisition of Grove Investors, Inc. Those options have a weighted average exercise price of $18.30. No additional options may be granted under the Grove Investors, Inc. 2001 Stock Incentive Plan.

(4)	Consists of (a) the Company’s 2003 Incentive Stock and Awards Plan, under which no options, shares or other awards have yet been issued, and (b) the 1999 Non-Employee Director Stock Option Plan. For a description of the key provisions of the plans, see the discussion contained in this proxy under Item 9 – Report of the Compensation Committee, and Item 4 – Compensation of Directors.